                                                                   EXHIBIT 25.2

                                                     REGISTRATION NO. 333-46849

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)


                       IBJ WHITEHALL BANK & TRUST COMPANY
               (Exact name of trustee as specified in its charter)

      New York                                                   13-6022258
(Jurisdiction of incorporation                                (I.R.S. employer
or organization if not a U.S. national bank)                 identification No.)

One State Street, New York, New York                               10004
(Address of principal executive offices)                         (Zip code)

                      STEPHEN J. GIURLANDO, VICE PRESIDENT
                       IBJ WHITEHALL BANK & TRUST COMPANY
                                One State Street
                            New York, New York 10004
                                 (212) 858-2000
            (Name, address and telephone number of agent for service)

                              U.S. HOME CORPORATION
              (Exact names of obligor as specified in its charter)

        Delaware                                                  21-0718930
(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                               identification No.)

1800 West Loop South
Houston, Texas
                                                                    77027
(Address of principal executive offices)                          (Zip code)

                     All Senior Subordinated Debt Securities
                 to be registered under U.S. Home Corporation"s
                    Form S-3 under the Securities Act of 1933
                     to be offered on a delay or continuous
                      basis pursuant to Rule 415 under the
                       Securities Act of 1933, as amended

                         (Title of indenture securities)

THIS FORM T-1 AMENDS AND RESTATES OUR PREVIOUS T-1 FILING DATED FEBRUARY 17,
1998.

Item 1.           General information

                  Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

                        New York State Banking Department
                        Two Rector Street
                        New York, New York

                        Federal Deposit Insurance
                        Corporation
                        Washington, D.C.

                        Federal Reserve Bank of New York
                        Second District,
                        33 Liberty Street
                        New York, New York

      (b)         Whether it is authorized to exercise corporate trust powers.

                                       Yes

Item 2.           Affiliations with the Obligor.

                  If the obligor is an affiliate of the trustee, describe each such affiliation.

                  The obligor is not an affiliate of the trustee.


Item 13.          Defaults by the Obligor.


            (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                      None

            (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligors are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                      None


Item 16.          List of exhibits.

                  List below all exhibits filed as part of this statement of eligibility.

      1. A copy of the Charter of IBJ Whitehall Bank & Trust Company as amended to date.

      *2. A copy of the Certificate of Authority of the trustee to Commence Business (Included in Exhibit 1 above).

      *3. A copy of the Authorization of the trustee to exercise corporate trust powers, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

      4. A copy of the existing By-Laws of the trustee, as amended to date.

       5.         Not Applicable

       6.         The consent of United States institutional trustee required by
                  Section 321(b) of the Act.

       7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                      NOTE


      In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

      Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item is based on incomplete information.

      Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

      Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligor is not in default under any indenture under which the applicant is trustee.

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, IBJ Whitehall Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility & qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 17th day of February, 1999.


                                    IBJ WHITEHALL BANK & TRUST COMPANY



                                    By: /s/ Stephen J. Giurlando
                                        ------------------------------------
                                        Stephen J. Giurlando
                                        Vice President

                                    EXHIBIT 6

                               CONSENT OF TRUSTEE


Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of U.S. Home Corporation, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                    IBJ WHITEHALL BANK & TRUST COMPANY



                                    By: /s/ Stephen J. Giurlando
                                        ------------------------------------
                                        Stephen J. Giurlando
                                        Vice President








Dated: February 17, 1999

                               STATE OF NEW YORK                      EXHIBIT 1
                               BANKING DEPARTMENT


I, ROBERT H. MCCORMICK, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed certificate entitled "Certificate of Amendment of the Organization Certificate of IBJ SCHRODER BANK & TRUST COMPANY under Section 8005 of the Banking Law" DATED APRIL 2, 1929, providing for a change of name from: "IBJ SCHRODER BANK & TRUST COMPANY"
to:   "IBJ WHITEHALL BANK & TRUST COMPANY."



                                    IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal of the Banking Department at New York, New York, this 4TH day of JANUARY, 1999.

                                    /s/ Robert H. McCormick
                                    --------------------------------------------
                                    ROBERT H. MCCORMICK
                                    Deputy Superintendent of Banks

                  CERTIFICATE OF AMENDMENT OF THE ORGANIZATION
                CERTIFICATE OF IBJ SCHRODER BANK & TRUST COMPANY
                      UNDER SECTION 8005 OF THE BANKING LAW



         We, the undersigned, Dennis G. Buchert, President and Chief Executive Officer, and Jean Zimmerman, Secretary of IBJ Schroder Bank & Trust Company, do hereby certify:

         1. The name of the corporation is IBJ Schroder Bank & Trust Company (the "Bank"). The name under which the corporation was originally formed was J. Henry Schroder Trust Company.

         2. The Organization Certificate of the corporation was filed by the Superintendent of Banks of the State of New York on April 2, 1929.

         3. Paragraph "First" of the Organization Certificate, as amended, which now provides that the name of the Trust Company is IBJ Schroder Bank & Trust Company, is hereby further amended, effective January 1, 1999, to read as follows:

                  "First. The name of the Trust Company is IBJ
                  Whitehall Bank & Trust Company."

         IN WITNESS WHEREOF, we have signed and verified this Certificate as of this 17th day of December 1998.


                                           /s/ Dennis G. Buchert
                                           -------------------------------------
                                           Dennis G. Buchert
                                           President and Chief Executive Officer




                                           /s/ Jean Zimmerman
                                           -------------------------------------
                                           Jean Zimmerman
                                           Secretary




Sworn to before me this
17th day of December 1998.




/s/  Aileen V. Burnes
-------------------------------------
          Notary Public
         AILEEN V. BURNES
  Notary Public, State of New York
          No.  60-4969531
  Qualified in Westchester County
 Commission Expires July 16, 2000

                               State of New York,
                               BANKING DEPARTMENT


I, P. VINCENT CONLON, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed certificate entitled "Certificate of Amendment of the Organization Certificate of IBJ WHITEHALL BANK & TRUST COMPANY under Section 8005 of the Banking Law" dated APRIL 2, 1929, providing for decrease of capital stock from $35,538,000 to $ 28,158,000.



                                    IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal of the Banking Department at New York, New York, this 4TH day of JANUARY, 1999.

                                    /s/ P. Vincent Conlon
                                    ------------------------------------
                                    P. VINCENT CONLON
                                    Deputy Superintendent of Banks

                  CERTIFICATE OF AMENDMENT OF THE ORGANIZATION
                CERTIFICATE OF IBJ SCHRODER BANK & TRUST COMPANY
                      UNDER SECTION 8005 OF THE BANKING LAW


            We, the undersigned, Dennis G. Buchert, President and Chief Executive Officer, and Jean Zimmerman, Secretary of IBJ Schroder Bank & Trust Company, do hereby certify:

            1. The name of the corporation is IBJ Schroder Bank & Trust Company (the "Bank"). The name under which the corporation was originally formed was J. Henry Schroder Trust Company.

            2. The Organization Certificate of the corporation was filed by the Superintendent of Banks of the State of New York on April 2, 1929.

            3. Paragraph "Third" of the Organization Certificate, as amended, which now provides:

            "Third. The amount of capital stock of the Trust Company is Thirty-Five Million Five Hundred Thirty-Eight Thousand Dollars ($35,538,000) divided into one hundred sixty-nine thousand four hundred forty-three (169,443) shares of the par value of One Hundred Dollars ($100) each of voting Common Stock ("Voting Common Stock") and one hundred eighty-four thousand nine hundred thirty-seven (184,937) shares of the par value of One Hundred Dollars ($100) each of Non-Voting Common Stock ("Non-Voting Common Stock").

is hereby amended to read as follows:

            "Third. The amount of capital stock of the Trust Company is Twenty-Eight Million One Hundred Fifty-Eight Thousand Dollars ($28,158,000) divided into one hundred sixty-four thousand twenty-six (164,026) shares of the par value of One Hundred Dollars ($100) each of voting Common Stock ("Voting Common Stock") and one hundred eighty-four thousand four hundred forty-four (184,444) shares of the par value of One Hundred Dollars ($100) each of Non-Voting Common Stock ("Non-Voting Common Stock").

            IN WITNESS WHEREOF, we have signed and verified this Certificate this 30th day of December 1998.


                                    /s/ Dennis G. Buchert
                                    ------------------------------------
                                    Dennis G. Buchert
                                    President and Chief Executive Officer




                                    /s/ Jean Zimmerman
                                    ------------------------------------
                                    Jean Zimmerman
                                    Secretary




Sworn to before me this 31st day of December 1998.




/s/ Aileen V. Burnes
------------------------------------
         Notary Public

       AILEEN V. BURNES
Notary Public, State of New York
        No.  60-4969531
Qualified in Westchester County
Commission Expires July 16, 2000

                               State of New York,
                               BANKING DEPARTMENT


I, ROBERT H. MCCORMICK, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed certificate entitled "Certificate of Amendment of the Organization Certificate of IBJ SCHRODER BANK & TRUST COMPANY under Section 8005 of the Banking Law" dated JUNE 14, 1995, providing for decrease of capital stock from $97,361,400.00 consisting of 169,443 shares with a par value of $100.00 each designated as Voting Common Stock, 304,171 shares with a par value of $100.00 each designated as Non-voting Common Stock and 500,000 shares with a par value of $100.00 each designated as Series A Non-cumulative Perpetual Preferred Stock to $35,538,000.00 consisting of 169,443 shares with a par value of $100.00 each designated as Voting Common Stock and 185,937 shares with par value of $100.00 each designated as Non-voting Common Stock.


IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal of the Banking Department at New York, New York, this 21ST day of JUNE in the Year of our Lord one thousand nine hundred and NINETY FIVE.

                                    /s/ Robert H. McCormick
                                        ------------------------------------
                                        Deputy Superintendent of Banks

                  CERTIFICATE OF AMENDMENT OF THE ORGANIZATION
                CERTIFICATE OF IBJ SCHRODER BANK & TRUST COMPANY
                      UNDER SECTION 8005 OF THE BANKING LAW


            We, the undersigned, Donald H. McCree, Jr., President and Chief Executive Officer, and Jean Zimmerman, Secretary of IBJ Schroder Bank & Trust Company, do hereby certify:

            1. The name of the corporation is IBJ Schroder Bank & Trust Company (the "Trust Company"). The name under which the corporation was originally formed was J. Henry Schroder Trust Company.

            2. The Organization Certificate of the corporation was filed by the Superintendent of Banks of the State of New York on April 2, 1929.

            3. Paragraph "Third" of the Organization Certificate, as amended, which now provides:

            "Third. The amount of capital stock of the Trust Company is Ninety-Seven Million Three Hundred Sixty-One Thousand Four Hundred Dollars ($97,361,400) divided into one hundred sixty-nine thousand four hundred forty-three (169,443) shares of the par value of One Hundred Dollars ($100) each of voting Common Stock ("Voting Common Stock"), three hundred four thousand one hundred seventy-one (304,171) shares of the par value of One Hundred Dollars ($100) each of Non-Voting Common Stock ("Non-Voting Common Stock"), and five hundred thousand (500,000) shares of the par value of One Hundred Dollars ($100) each of Series A Non-cumulative Perpetual Preferred Stock ("Series A Preferred Stock").

            The following is a statement of the designations and powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect to the Series A Preferred Stock:

                          I. SERIES A PREFERRED STOCK

            1. Dividends. The holders of Series A Preferred Stock shall be entitled to receive preferential dividends when, as and if declared by the Trust Company's Board of Directors.

                  (a) When declared by the Board of Directors of the Trust
            Company, dividends on the Series A Preferred Stock shall be payable annually on March 1 of each year (the "Dividend Payment Date"). Dividends shall be paid by mailing the Trust Company's good check in the proper amount to each holder of record of Series A Preferred Stock at such holder's address as it appears on the Trust Company's stock register at least five (5) days prior to the due date of each dividend or otherwise transferring funds so as to be received by such holder on the due date of such dividend.

                  (b) Dividends on each share of Series A Preferred Stock shall be calculated at the rate and in the manner prescribed herein from and including the date of issuance of such share of Series A Preferred Stock. Dividends shall be calculated as of each Dividend Payment Date on each share of Series A Preferred Stock then outstanding at the rate per annum (computed on the basis of a 360-day year and counting actual days elapsed) equal to the average of the LIBO Rate on the two Reference Dates immediately preceding the Dividend Payment Date. To the extent not declared on or before a Dividend Payment Date, all dividends accrued on each share of Series A Preferred Stock outstanding during the period from and including the preceding Dividend Payment Date (or from and including the original date of issuance of such share in the case of the initial Dividend Payment Date after the date of issuance) shall not cumulate, and may not thereafter be declared or paid.

                  (c) As used herein, "LIBO Rate" means the offered rate quoted by the Trust Company to leading banks in the London interbank Eurocurrency market for six-month deposits in United States Dollars, in an amount equal to the aggregate per value of the Series A Preferred Stock then outstanding, at 11:00 A.M. (London time) on a Reference Date; and "Reference Date" means, with respect to any Dividend Payment Date, (i) the last business day of the month of August occurring six months before such Dividend Payment Date, and
            (ii) the last business day of the month of February occurring 12 months before such Dividend Payment Date.

                  (d) Payments of dividends declared on Series A Preferred Stock shall be distributed in equal amounts with respect to each outstanding share of Series A Preferred Stock.

                  (e) So long as any Series A Preferred Stock is outstanding, during any year ending on March 1 no dividend or distribution shall be declared, paid or made on, and there shall be no purchase or redemption of, any Voting Common Stock, Non-voting Common Stock or other shares of capital stock of any class or series junior to the Series A Preferred Stock with respect to dividends, unless on and as of the date of such declaration, payment, distribution, repurchase or redemption the full amount of dividends accrued for such year on all outstanding shares of Series A Preferred Stock has been declared and paid.

            3. Rights on Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust Company, the assets of the Trust Company available for distribution to stockholders shall be distributed and applied in the following order of priority:

                  (a) First, the holders of Series A Preferred Stock shall be entitled to receive payment of an amount in cash (the "Preferred Liquidation Preference") equal to the sum of (i) $100 per share Series A Preferred Stock, plus (ii) the amount of all declared and unpaid dividends thereon.

            The holders of Series A Preferred Stock, as such, shall not be entitled to any further payment.

                  (a) Second, if the assets of the Trust Company available for distribution to stockholders exceed the aggregate amount of the Preferred Liquidation Preference, then, after the payments required by paragraph (a) above shall have been paid (or irrevocably set aside) in full, the remainder of such assets shall be distributed to the holders of Voting Common Stock and Non-voting Common Stock so that an equal amount shall be paid with respect to each outstanding share thereof.

            4. Voting Rights. Except as otherwise required by law, the shares of Series A Preferred Stock shall have no voting rights.

is hereby amended to read as follows:

            "Third. The amount of capital stock of the Trust Company is Thirty-Five Million Five Hundred and Thirty-Eight Thousand Dollars ($35,538,000) divided into one hundred sixty-nine thousand four hundred forty-three (169,443) shares of the par value of One Hundred Dollars ($100) each of voting Common Stock ("Voting Common Stock") and one hundred eighty-five thousand nine hundred and thirty-seven (185,937) shares of the par value of One Hundred Dollars ($100) each of Non-Voting Common Stock ("Non-Voting Common Stock").

            5. The foregoing amendment was approved by the Board of Directors of the Trust Company at a meeting duly called and held on November 7, 1994 and by the unanimous written consent of the stockholders of the Trust Company pursuant to Section 6015 of the Banking Law.

            IN WITNESS WHEREOF, we have signed and verified this Certificate this 14th day of June, 1995.


                                    /s/ Donald H. McCree, Jr.
                                    -------------------------------
                                    Donald H. McCree, Jr.
                                    President and Chief
                                    Executive Officer




                                    /s/ Jean Zimmerman
                                    -------------------------------
                                    Jean Zimmerman
                                    Secretary




Sworn to before me this
14th day of June 1995




/s/ Linda Renee Giannattasio
-------------------------------
         Notary Public

     LINDA RENEE GIANNATTASIO
  Notary Public, State of New York
          No.  4794201
    Qualified in Nassau County
Certificate filed in New York County
Commission Expires October 31, 1995

                               STATE OF NEW YORK,

                               BANKING DEPARTMENT


      I, CARMINE M. TENGA, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "Certificate of Amendment of the Organization Certificate of IBJ Schroder Bank & Trust Company under Section 8005 of the Banking Law," dated February 19, 1993, providing for an increase in the amount of capital stock from $46,684,200 consisting of 169,443 shares with a par value of $100.00 each designated as Voting Common Stock and 297,399 shares with a par value of $100.00 each designated as Non-voting Common Stock to $47,361,400 consisting of 169,443 shares with a par value of $100.00 each designated as Voting Common Stock, and 304,171 shares of the par value of $100.00 each designated as Non-voting Common Stock.

      WITNESS, my hand and official seal of the Banking Department at the City of New York, this 19th day of February in the Year of our Lord one thousand nine hundred and ninety-three.

                                         /s/ Carmine M. Tenga
                                    -------------------------------
                                     Deputy Superintendent of Banks

                  CERTIFICATE OF AMENDMENT OF THE ORGANIZATION
                CERTIFICATE OF IBJ SCHRODER BANK & TRUST COMPANY
                      UNDER SECTION 8005 OF THE BANKING LAW

      We, the undersigned, Donald H. McCree, Jr., President and Chief Executive Officer, and Jean Zimmerman, Secretary of IBJ Schroder Bank & Trust Company, do hereby certify:

      1. The name of the corporation is IBJ Schroder Bank & Trust Company (the "Bank"). The name under which the corporation was originally formed was J. Henry Schroder Trust Company.

      2. The Organization Certificate of the corporation was filed by the Superintendent of Banks of the State of New York on April 2, 1929.

      3. Paragraph "Third" of the Organization Certificate, as amended, which now provides:

      "Third. The amount of capital stock of the Trust Company is Forty-Six Million Six Hundred Eighty-Four Thousand Two Hundred Dollars ($46,684,200) divided into one hundred sixty-nine thousand four hundred forty-three (169,443) shares of the par value of One Hundred Dollars ($100) each of voting Common Stock, and two hundred ninety-seven thousand three hundred ninety-nine (297,399) shares of the par value of One Hundred Dollars ($100) each of Non-voting Common Stock."

is hereby amended to read as follows:

      "Third. The amount of capital stock of the Trust Company is Forty-Seven Million Three Hundred Sixty-One Thousand Four Hundred Dollars ($47,361,400) divided into one hundred sixty-nine thousand four hundred forty-three (169,443) shares of the par value of One Hundred Dollars ($100) each of voting Common Stock, and three hundred four thousand one hundred seventy-one (304,171) shares of the par value of One Hundred Dollars ($100) each of Non-voting Common Stock."

      4. The foregoing amendment was approved by the Board of Directors of the Bank at a meeting duly called and held on September 23, 1992 and by the unanimous written consent of the stockholders of the Bank, pursuant to Section 6015 of the Banking Law.

      IN WITNESS WHEREOF, we have signed and verified this Certificate this 19th day of February, 1993.

                                    /s/ Donald H. McCree, Jr.
                                    -------------------------------
                                    Donald H. McCree, Jr.
                                    President & Chief Executive Officer

                                    /s/ Jean Zimmerman
                                    -------------------------------
                                    Jean Zimmerman
                                    Secretary

Sworn to before me this 19th day of
February, 1993.

       /s/ Emma McCorkle
-------------------------------
         Notary Public

         EMMA McCORKLE
Notary Public, State of New York
        No.  41-4984312
  Qualified in Queens County
Commission Expires July 22, 1993

                              STATE OF NEW YORK       )
                                                      )SS:
                              COUNTY OF NEW YORK      )

                              Jean Zimmerman, being duly sworn, deposes and says that she is the Secretary of IBJ Schroder Bank & Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements therein contained are true.

                                    /s/ Jean Zimmerman
                                    -------------------------------
                                    Jean Zimmerman
                                    Secretary

Sworn to before me this 19th day of
February, 1993.


      /s/ Emma McCorkle
-------------------------------
         Notary Public

         EMMA McCORKLE
Notary Public, State of New York
        No.  41-4984312
  Qualified in Queens County
Commission Expires July 22, 1993

                               STATE OF NEW YORK,
                               BANKING DEPARTMENT

      I, CARMINE M. TENGA, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF IBJ SCHRODER BANK & TRUST COMPANY Under Section 8005 of the Banking Law" dated JUNE 30, 1993, providing for an increase of capital stock from $47,361,400, consisting of 169,443 shares with a par value of $100.00 each designated as Voting Common Stock and 304,171 shares with a par value of $100.00 each designated as Non-voting Common Stock to $97,361,400 consisting of 169,443 shares with a par value of $100.00 each designated as Voting Common Stock, 304,171 shares with a par value of $100.00 each designated as Non-voting Common Stock and 500,000 shares with a par value of $100.00 each designated as Series A Non-cumulative Perpetual Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of New York, this 30th day of June in the Year of our Lord one thousand nine hundred and ninety-three .


                                         /s/ Carmine M. Tenga
                                    -------------------------------
                                    Deputy Superintendent of Banks

                  CERTIFICATE OF AMENDMENT OF THE ORGANIZATION
                CERTIFICATE OF IBJ SCHRODER BANK & TRUST COMPANY
                      UNDER SECTION 8005 OF THE BANKING LAW

            We, the undersigned, Donald H. McCree, Jr., President and Chief Executive Officer, and Jean Zimmerman, Secretary of IBJ Schroder Bank & Trust Company, do hereby certify:

            1. The name of the corporation is IBJ Schroder Bank & Trust Company (the "Trust Company"). The name under which the corporation was originally formed was J. Henry Schroder Trust Company.

            2. The Organization Certificate of the corporation was filed by the Superintendent of Banks of the State of New York on April 2, 1929.

            3. Paragraph "Third" of the Organization Certificate, as amended, which now provides:

            "Third. The amount of capital stock of the Trust Company is Forty-Seven Million Three Hundred Sixty-One Thousand Four Hundred Dollars ($47,361,400) divided into one hundred sixty-nine thousand four hundred forty-three (169,443) shares of the par value of One Hundred Dollars ($100) each of voting Common Stock, and (304,171) shares of the par value of One Hundred Dollars ($100) each of Non-voting Common Stock."

is hereby amended to read as follows:

            "Third. The amount of capital stock of the Trust Company is Ninety-Seven Million Three Hundred Sixty-One Thousand Four Hundred Dollars ($97,361,400) divided into one hundred sixty-nine thousand four hundred forty-three (169,443) shares of the par value of One Hundred Dollars ($100) each of voting Common Stock ("Voting Common Stock"), three hundred four thousand one hundred seventy-one (304,171) shares of the par value of One Hundred Dollars ($100) each of Non-voting Common Stock ("Non-voting Common Stock"), and five hundred thousand (500,000) shares of the par value of One Hundred Dollars ($100) each of Series A Non-cumulative Perpetual Preferred Stock ("Series A Preferred Stock").

            The following is a statement of the designations and powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the Series A Preferred Stock:

                          I. SERIES A PREFERRED STOCK.

                        1. Dividends. (a) The holders of Series A Preferred
            Stock shall be entitled to receive preferential dividends when, as and if declared by the Trust Company's Board of Directors.

                        (b) When declared by the Board of Directors of the Trust
            Company, dividends on the Series A Preferred Stock shall be payable annually on March 1 of each year (the "Dividend Payment Date"). Dividends shall be paid by mailing the Trust Company's good check in the proper amount to each holder of record of Series A

            Preferred Stock at such holder's address as it appears on the Trust Company's stock register at least five (5) days prior to the due date of each dividend or otherwise transferring funds so as to be received by such holder on the date of such dividend.

                        (c) Dividends on each share of Series A Preferred Stock
            shall be calculated at the rate and in the manner prescribed herein from and including the date of issuance of such share of Series A Preferred Stock. Dividends shall be calculated as of each Dividend Payment Date on each share of Series A Preferred Stock then outstanding at the rate per annum (computed on the basis of a 360-day year and counting actual days elapsed) equal to the average of the LIBO Rate on the two Reference Dates immediately preceding the Dividend Payment Date. To the extent not declared on or before a Dividend Payment Date, all dividends accrued on each share of Series A Preferred Stock outstanding during the period from and including the preceding Dividend Payment Date (or from and including the original date of issuance of such share in the case of the initial Dividend Payment Date after the date of issuance) shall not cumulate, and may not thereafter be declared or paid.

                        (d) As used herein, "LIBO Rate" means the offered rate
            quoted by the Trust Company to leading banks in the London interbank Eurocurrency market for six-month deposits in United States Dollars, in an amount equal to the aggregate par value of the Series A Preferred Stock then outstanding, at 11:00 A.M. (London time) on a Reference Date; and "Reference Date" means, with respect to any Dividend Payment Date, (i) the last business day of the month of August occurring six months before such Dividend Payment Date, and
            (ii) the last business day of the month of February occurring 12 months before such Dividend Payment Date.

                        (e) Payments of dividends declared on Series A Preferred
            Stock shall be distributed in equal amounts with respect to each outstanding share of Series A Preferred Stock.

                        (f) So long as any Series A Preferred Stock is
            outstanding, during any year ending on March 1 no dividend or distribution shall be declared, paid or made on, and there shall be no purchase or redemption of, any Voting Common Stock, Non-voting Common Stock or other shares of capital stock of any class or series junior to the Series A Preferred Stock with respect to dividends, unless on and as of the date of such declaration, payment, distribution, repurchase or redemption the full amount of dividends accrued for such year on all outstanding shares of Series A Preferred Stock has been declared and paid.

                  2. Rights on Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust Company, the assets of the Trust Company available for distribution to stockholders shall be distributed and applied in the following order of priority:

                        (a) First, the holders of Series A Preferred Stock shall
            be entitled to receive payment of an amount in cash (the "Preferred Liquidation Preference") equal to the sum of (i) $100 per share of Series A Preferred Stock, plus (ii) the amount of declared and unpaid dividends thereon. The holders of Series A Preferred Stock, as such, shall not be entitled to any further payment.

                        (b) Second, if the assets of the Trust Company available
            for distribution to stockholders exceed the aggregate amount of the Preferred Liquidation Preference, then, after the payments required by paragraph (a) above shall have been paid

            (or irrevocably set aside) in full, the remainder of such assets shall be distributed to the holders of Voting Common Stock and Non-voting Common Stock so that an equal amount shall be paid with respect to each outstanding share thereof.

                  3. Voting Rights. Except as otherwise required by law, the shares of Series A Preferred Stock shall have no voting rights.

            4. The foregoing amendment was approved by the Board of Directors of the Trust Company at a meeting duly called and held on June 23, 1993 and by the unanimous written consent of the stockholders of the Trust Company pursuant to
Section 6015 of the Banking Law.

IN WITNESS WHEREOF, we have signed and verified this Certificate this 30th day of June, 1993.



                                    /s/ Donald H. McCree, Jr.
                                    -------------------------------
                                    Donald H. McCree, Jr.
                                    President and Chief Executive Officer



                                    /s/ Jean Zimmerman
                                    -------------------------------
                                    Jean Zimmerman
                                    Secretary

Sworn to before me this 30th day of
June, 1993.


     /s/ Denise Masiello
-------------------------------
         Notary Public

        DENISE MASIELLO
Notary Public, State of New York
        No.  41-7750155
  Qualified in Queens County
Cert. Filed in New York County
Commission Expires July 31, 1994

                              STATE OF NEW YORK       )
                                                      )  SS:
                              COUNTY OF NEW YORK      )

                              JEAN ZIMMERMAN, being duly sworn, deposes and says that she is the Secretary of IBJ Schroder Bank & Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements therein contained are true.


                                    /s/ Jean Zimmerman
                                    -------------------------------
                                    Jean Zimmerman
                                    Secretary

Sworn to before me this 30th day of
June, 1993.



      /s/ Denise Masiello
-------------------------------
        Notary Public

        DENISE MASIELLO
Notary Public, State of New York
        No.  41-7750155
  Qualified in Queens County
Cert. Filed in New York County
Commission Expires July 31, 1994

      EXHIBIT 1 TO INCORPORATORS' AND SUBSCRIBERS' MINUTES, OCT. 18, 1923.

                      J. HENRY SCHRODER BANKING CORPORATION

                            ORGANIZATION CERTIFICATE

         WE, the undersigned, all being persons of full age, at least two-thirds of whom are citizens of the United States and at least one of whom is a resident of the State of New York, desiring to form a moneyed corporation pursuant to the provisions of Article VII of the Banking Law of the State of New York, for the purpose of engaging in international and foreign banking and banking in dependencies and insular possessions of the United States, either directly or through the agency, ownership or control of local institutions in foreign countries and in such dependencies and insular possession, and to purchase or otherwise acquire, hold, sell, offer for sale and negotiate shares of stock and other choses in action and to possess and exercise such other powers as now are or may hereafter be conferred upon investment companies, except as hereinafter otherwise provided, hereby subscribe, acknowledge and submit to the Superintendent of Banks, this organization certificate in duplicate:

         1. The name by which the proposed company is to be known is J. HENRY SCHRODER BANKING CORPORATION.

         2. The places where its business is to be transacted are the Borough of Manhattan, in the City, County and State of New York and such other places in and outside the State of New York as may from time to time be lawfully designated.

         3. The proposed company is not being organized for the purpose of exercising the powers set forth in sub-divisions four and five of Section Two hundred ninety-three of

Chapter Two of the Consolidated Laws, being the Banking Law, of the State of New York.

         4. The amount of its capital stock is to be two million dollars ($2,000,000), and the number of shares into which such capital stock shall be divided is twenty thousand (20,000) shares of the par value of one hundred dollars ($100) each. The stock of the corporation shall be issued upon the terms and conditions following:

         (a) The holders of record of the stock of the corporation shall be entitled to share pro rata in all dividends declared by the board of directors in proportion to the amounts actually paid to the corporation in respect of such stock, whether as capital or paid in surplus, prior to the date of the declaration of any such dividend.

         (b) In the event of any liquidation, dissolution or winding up of the corporation the holders of the stock shall be entitled to share pro rata in all the assets of the corporation in proportion to the amounts actually paid to the corporation in respect of such stock, whether as capital or paid in surplus, prior to the date of the distribution of such assets.

         (c) No holder of stock of the corporation shall have any pre-emptive right of subscription to any shares of stock of the corporation, or to any obligations convertible into any stock, nor any right of subscription to any thereof, other than such, if any, as the board of directors in its discretion may determine.

         5. The full name, residence and post-office address of each of the incorporators and the number of shares subscribed for by each are as follows:

                                 RESIDENCE AND POST-
FULL NAME                        OFFICE ADDRESS                      NO. OF SHARES
------------------------         -----------------------------       -------------
Prentiss N. Gray                 Larchmont, N.Y.                     4

William B. Walsh                 26 Rutland Road,                    1
                                 Brooklyn, N.Y.

Edwin P. Shattuck                26 East 78th Street,                1
                                 New York, N.Y.

Garrard Glenn                    57 East 92nd Street,                1
                                 New York, N.Y.

Carl R. Ganter                   70 West 55th Street,                1
                                 New York, N.Y.

Leslie H. Buckler                5 East 84th Street,                 1
                                 New York, N.Y.

Frank W. Demuth                  1411 University Avenue,             1
                                 New York, N.Y.

         6. The term of its existence shall be perpetual.

         7. The number of its directors shall be seven and the names and addresses of the incorporators who shall be its directors until the first annual meeting of stockholders are as follows:

NAME                                 ADDRESS
-----------------------------        -----------------------------
Prentiss N. Gray                     Larchmont, N.Y.

William B. Walsh                     26 Rutland Road, Brooklyn, N.Y.

Edwin P. Shattuck                    26 East 78th Street, New York, N.Y.

Garrard Glenn                        57 East 92nd Street, New York, N.Y.

Carl R. Ganter                       70 West 55th Street, New York, N.Y.

Leslie H. Buckler                    5 East 84th Street, New York, N.Y.

Frank W. Demuth                      1411 University Avenue, New York, N.Y.


         8. The following are provisions for the regulation of the business and the conduct of the affairs of the corporation, and limitations upon its powers and upon the powers of its directors and stockholders, not exempting them from the performance of any obligation or the performance of any duty imposed by law:

         (a) Each subscriber for stock issued at a price in excess of its par value shall remain liable to the corporation upon his subscription until it shall be fully paid unless and until the corporation shall in writing consent to the transfer of such stock to another person or other persons who shall assume the payment of the amounts unpaid in respect thereof.

         (b) Any part of the stock (except the stock originally issued) may be issued as partly paid stock, subject to calls thereon until the whole thereof shall have been paid in. The corporation may declare and may pay dividends upon the basis of the amount actually paid upon the respective shares of stock (whether greater or less than the par value thereof) instead of upon the par value thereof.

         (c) No contract or other transaction between the corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors of this corporation is or are interested in, or is a director or officer, or are directors or officers, of such other corporation, and any director or directors, individually or jointly, may be a party or parties to, or may be interested in, any contract or transaction of this corporation or in which this corporation is interested, and no contract, act or transaction of this corporation with any person or persons shall be affected or invalidated by the fact that any director or directors of this corporation is a party, or are parties, to or interested in such contract, act or transaction, or in any way connected with such person or persons; and each and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation for the benefit of himself or any firm, association or corporation in which he may be in anywise interested, provided he shall disclose the nature of his interest and shall not vote as a director in favor of any such transaction.

         IN WITNESS WHEREOF we have subscribed and acknowledged this organization certificate in duplicate the 21st day of September, 1923.


                                               Prentiss N. Gray        (Seal)
                                               William B. Walsh        (Seal)
                                               Edwin P. Shattuck       (Seal)
                                               Garrard Glenn           (Seal)
                                               Carl R. Ganter          (Seal)
                                               Leslie H. Buckler       (Seal)
                                               Frank W. Demuth         (Seal)

STATE OF NEW YORK                   )
                                    :       ss.:
County of New York                  )

         On this 21st day of September, 1923, before me personally came and appeared PRENTISS N. GRAY, WILLIAM B. WALSH, EDWIN P. SHATTUCK, GARRARD GLENN, CARL R. GANTER, LESLIE H. BUCKLER and FRANK W. DEMUTH, to me known and known to me to be the persons described in and who executed the foregoing certificate, and they severally duly acknowledged to me that they executed the same for the uses and purposes therein set forth.

                                            Vella McLaughlin

                                            Notary Public, Kings Co. No. 127
                                            Ctf. Filed in New York Co. No. 75
                                            Commission expires Mar.30, 1925.
(Seal)

No._______________
State of New York
County of New York

I, James Donegan, Clerk of said County and Clerk of the Supreme Court of said State for said County, DO CERTIFY, That I have compared the preceding with the original certificate of Incorporation of J. Henry Schroder Banking Corporation on file in my office, and that the same is a correct Transcript therefrom, and of the whole of such original, Indorsed, Filed, Recorded October 2__, 1923 at 2:59 p.m.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal, this 25th day of October, 1923.
                                                /s/ James A. Donegan, Clerk
                                                --------------------

                                                                       Exhibit 4

                       IBJ WHITEHALL BANK & TRUST COMPANY

                                     BY-LAWS

                                   As amended

                                January 4, 1999

                                TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----
ARTICLE I

    SHAREHOLDERS

       Section 1.    Annual Meeting ................................................   1

       Section 2.    Special Meetings ..............................................   1

       Section 3.    Place of Meetings .............................................   1

       Section 4.    Notice of Meetings ............................................   1

ARTICLE II

    BOARD OF DIRECTORS

       Section 1.    Number and Term of Directors ..................................   2

       Section 2.    Quorum of Directors and Action by the Board ...................   2

       Section 3.    Meetings of the Board .........................................   2

       Section 4.    Resignations ..................................................   3

       Section 5.    Removal of Directors ..........................................   3

       Section 6.    Newly Created Directorships and Vacancies .....................   3

       Section 7.    Executive and Other Committees of Directors ...................   3

       Section 8.    Compensation of Directors .....................................   4

       Section 9.    Indemnification ...............................................   4

                                                                                    Page
                                                                                    ----
       Section 10.   Presence at Meeting by Telephone ..............................   5

       Section 11.   Extraordinary Actions .........................................   6

ARTICLE III

    OFFICERS

       Section 1.    Officers ......................................................   6

       Section 2.    Term of Office and Removal ....................................   6

       Section 3.    Powers and Duties of the Chairman and Vice Chairmen
                        of the Board of Directors ..................................   6

       Section 4.    Powers and Duties of the President ............................   7

       Section 5.    Powers and Duties of Vice Presidents and Directors.............   7

       Section 6.    Powers and Duties of the Secretary ............................   7

       Section 7.    Powers and Duties of Assistant Secretaries ....................   7

       Section 8.    Powers and Duties of the Treasurers ...........................   7

       Section 9.    Powers and Duties of Assistant Treasurers .....................   8

       Section 10.   Other Powers ..................................................   8

       Section 11.   Salaries ......................................................   8

                                      (ii)

                                                                                    Page
                                                                                    ----
       Section 12.   Bonds .........................................................   8

ARTICLE IV

    SHARES

       Section 1.    Certificates of Stock .........................................   8

       Section 2.    Transfer of Stock .............................................   8

ARTICLE V

    OFFICES AND BOOKS

       Section 1.    Offices .......................................................   9

       Section 2.    Books .........................................................   9

       Section 3.    Audit .........................................................   9

ARTICLE VI

    OTHER MATTERS

       Section 1.    Corporate Seal ................................................  10

       Section 2.    Amendments ....................................................  10

                                     BY-LAWS

                                       OF

                       IBJ WHITEHALL BANK & TRUST COMPANY



                                    ARTICLE I

                                  SHAREHOLDERS

         SECTION 1. Annual Meeting. A meeting of shareholders shall be held annually for the election of directors and the transaction of other business on such date within the first three months in each calendar year as may be fixed by the Board of Directors.

         SECTION 2. Special Meetings. Special meetings of the shareholders may be called by the Board of Directors or by the Chairman of the Board, any Vice Chairman of the Board or the President and shall be called by the Board upon the written request of the holders of record of a majority of the outstanding shares of the Corporation entitled to vote at the meeting requested to be called, which written request shall be addressed to the Corporation and shall state the purposes of such meeting. If such meeting shall not be called within five days after such request shall have been delivered at the office of the Corporation, the shareholders signing such request may appoint a chairman who may be designated in such request and who may call a meeting by notice given as provided in SECTION 4 of this Article and, in the absence or refusal to serve of the Chairman of the Board, any Vice Chairman of the Board or the President may preside at such meeting.

         SECTION 3. Place of Meetings. Meetings of shareholders shall be held at such place, within or without the State of New York, as may be fixed by the Board of Directors, except that the annual meetings shall be held at the office of the Corporation in the City of New York. If no place is so fixed, such meetings shall be held at the office of the Corporation in the City of New York.

         SECTION 4. Notice of Meetings. Notice of each meeting of shareholders shall be given in writing and shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Notice of a special meeting shall indicate that it is being issued by or at the direction of the person or persons calling or requesting the meeting. At any special meeting only such business may be transacted which is related to the purpose or purposes set forth in the notice.

         If, at any meeting, action is proposed to be taken which would, if taken, entitle objecting shareholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect.

         A copy of the notice of each meeting shall be given, personally or by the first-class mail, not less than ten nor more than fifty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him as such other address.


                                   ARTICLE II

                               BOARD OF DIRECTORS

         SECTION 1. Number and Term of Directors. The number of directors constituting the entire Board of Directors shall be the number, not less than the minimum required by statute nor more than twenty-five, fixed from time to time by the shareholders or by a majority of the total number of directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies, provided, however, that no decrease shall shorten the term of an incumbent director. Until otherwise fixed by the shareholders or by the directors, the number of directors constituting the entire Board shall be twelve. Each director elected at an annual meeting of shareholders shall, unless sooner removed or disqualified, hold office until the next annual meeting of shareholders and until his successor has been elected and qualified.

         SECTION 2. Quorum of Directors and Action by the Board. One-third of the entire Board of Directors, but not less than five, shall constitute a quorum for the transaction of business, and, except where otherwise provided by law or these by-laws, the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board.

         SECTION 3. Meetings of the Board. An annual meeting of the Board of Directors shall be held in each year directly after the annual meeting of shareholders. Regular meetings of the Board shall be held at such times as may be fixed by the Board. Special meetings of the Board may be held at any time upon the call of the Chairman of the Board, a Vice Chairman of the Board, President or any two directors.

         Meetings of the Board of Directors shall be held at such places within or without the State of New York as may be fixed by the Board for annual and regular meetings and in the notice of meeting for special meetings. If no place is so fixed, meetings of the Board shall be held at the office of the Corporation in the City of New York.

         No notice need be given of annual or regular meetings of the Board of Directors. Notice of each special meeting of the Board shall be given to each director either by mail not later than noon, New York time, on the third day prior to the meeting or by telegram, written message or orally to the director not later than noon, New York time, on the day prior to the meeting. Notices are deemed to have been given: by mail, when deposited in the United States mail; by telegram at the time of filing; and by messenger at the time of delivery. Notices by mail, telegram or messenger shall be sent to each director at the address designated by him for the purpose, or, if none has been so designated, at his last known residence or business address.

         Notice of a meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

         A notice, or waiver of notice, need not specify the purpose of any meeting of the Board of Directors.

         A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

         SECTION 4. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 5. Removal of Directors. Any one or more of the directors may be removed for cause by action of the Board of Directors. Any or all of the directors may be removed with or without cause by vote of the shareholders.

         SECTION 6. Newly Created Directorships and Vacancies. All vacancies in the office of director, including newly created directorships resulting from an increase in the number of directors, shall be filled by election of the shareholders, except that vacancies not exceeding one-third of the entire Board may be filled by the affirmative vote of a majority of the directors then in office. A director elected to fill a vacancy shall, unless sooner removed or disqualified, hold office until the next annual meeting of shareholders and until his successor has been elected and qualified.

         SECTION 7. Executive and Other Committees of Directors. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee consisting of five or more directors, and other committees consisting of three or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except that no such committee shall have authority as to the following matters:

         (1) The submission to shareholders of any action that needs shareholders' approval;

         (2)      The filling of vacancies in the Board or in any committee;

         (3) The fixing of compensation of the directors for serving on the Board or on any committee;

         (4) The amendment or repeal of the by-laws, or the adoption of new by-laws;

         (5) The amendment or repeal of any resolution of the Board which, by its terms, shall not be so amendable or repealable; or

         (6) The taking of action which is expressly required by law to be taken at a meeting of the Board or by a specified proportion of directors.

         The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

         The Board may appoint or provide for such other committees consisting of such directors, officers or other persons and having such powers and functions in the management of the Corporation as may be provided by the Board.

         Unless a different proportion is required by the resolution designating a committee, a majority of the entire authorized number of such committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at the time of such vote, if a quorum is then present, shall be the act of such committee.

         Each such committee shall serve at the pleasure of the Board of Directors.

         SECTION 8. Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.

         SECTION 9. Indemnification. Except to the extent expressly prohibited by the New York Banking Law, the Corporation shall indemnify each person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Corporation, or serves or served at the request of the Corporation any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the Corporation has given its prior consent to such settlement or other disposition.

         The Corporation shall advance or promptly reimburse upon request any person entitled to indemnification hereunder for all expenses, including attorneys' fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled, provided, however, that such person shall cooperate in good faith with any request by the Corporation that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

         Nothing herein shall limit or affect any right of any person hereunder to indemnification of expenses, including attorneys' fees, under any statute, rule, regulation, certificate of incorporation, by-law, insurance policy, contract or otherwise.

         The indemnification of any person provided by this by-law shall continue after such person has ceased to be a director, officer or employee of the Corporation or other enterprise referred to above and shall inure to the benefit of such person's heirs, executors, administrators and legal representatives. No elimination of or amendment to this by-law shall deprive any person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such elimination or amendment.

         For purposes of this by-law, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered indemnifiable expenses.

         SECTION 10. Presence at Meeting by Telephone. Any one or more members of the Board or any committee thereof may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         SECTION 11. Extraordinary Actions. Prior to June 30, 1987, the Board of Directors or any committee thereof shall not take nay action which any director who has been designated by The Industrial Bank of Japan, Limited (an "IBJ Designee") considers significant, without the approval of at least one IBJ Designee.


                                   ARTICLE III

                                    OFFICERS

         SECTION 1. Officers. The Board of Directors, at the annual meeting of the Board, shall elect a President or Presidents and one or more Vice Presidents, one or more Directors, a Secretary, a Treasurer and such other officers as the Board may determine. The Board may from time to time fill vacancies in the office of any officers so elected, and elect or appoint such other officers as it may determine or as may be provided in the by-laws. The Board may also elect from among its members a Chairman of the Board of Directors, one or more Vice Chairmen of the Board of Directors and a Chairman of one or more committees of directors, which Chairman, Vice Chairmen or Committee Chairmen shall be officers of the Corporation only if the resolution electing them shall state that they shall be officers. Any two or more offices may be held by the same person, except that the same person may not hold the offices of President and Secretary.

         SECTION 2. Term of Office and Removal. Each officer shall hold office for the term for which he is elected or appointed, and until his successor has been elected or appointed and qualified. Unless otherwise provided in the resolution of the Board of Directors electing an officer, his term of office shall extend to and expire at the meeting of the Board following the next annual meeting of shareholders. Any officer may be removed or his authority suspended, at any time, with or without cause, by the Board or by the Chairman of the Board or the President. Any such removal by the Chairman or President shall be reported to the Board at its next regular meeting. The Board may delegate to any committee or officer the power to appoint and to remove any subordinate officer or agent. Removal of an officer without cause shall be without prejudice to his contract rights, if any, and the election or appointment of an officer shall not of itself create contract rights.

         SECTION 3. Powers and Duties of the Chairman and Vice Chairmen of the Board of Directors. The Chairman of the Board and the Vice Chairmen of the Board shall perform such duties as may from time to time be assigned to them by the Board of Directors. The Chairman or, in his absence or disability, a Vice Chairman present shall preside at all meetings of the Board of Directors and Shareholders.

         SECTION 4. Powers and Duties of President. A President shall be the chief executive officer and/or the chief operating officer of the Corporation if so designated by the Board, and shall perform all duties incident to such office or offices, subject to the control of the Board of Directors, and such other duties as may from time to time be assigned by the Board.

         SECTION 5. Powers and Duties of Vice Presidents and Directors. Vice Presidents and Directors (which terms shall include Executive Vice President, Senior Managing Director, Senior Vice President, Managing Director, First Vice President, Assistant Vice President and Associate) shall perform such duties as from time to time may be assigned to them by the chief executive officer or the Board. In the absence or disability of the President, the most senior Vice President or Director, in the order of rank as fixed by the Board, shall perform all the duties of the President.

         SECTION 6. Powers and Duties of the Secretary. It shall be the duty of the Secretary to act as secretary of all meetings of the Board of Directors and of the shareholders of the Corporation and to keep the minutes thereof in a proper book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation in accordance with the provisions of the by-laws or as required by law are duly given and served; he shall be custodian of the seal of the Corporation and shall affix the seal to all certificates for stock of the Corporation and to all documents the execution of which on behalf of the Corporation under its seal shall be duly authorized; he shall have charge of the stock book and also of the other books and papers of the Corporation and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall in general perform all duties incident to the office of Secretary, subject to the control of the Chairman of the Board, the President and the Board of Directors, and such other duties as from time to time may be assigned to him by the Chairman, the President or by the Board of Directors.

         SECTION 7. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, the Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order of their rank as fixed by the Board of Directors, shall perform all the duties of the Secretary, and when so acting an Assistant Secretary shall have all the powers of, and be subject to all the restrictions upon, the Secretary. Every Assistant Secretary shall also perform such other duties as may from time be assigned to him by the Chairman of the Board, the President or by the Board of Directors.

         SECTION 8. Powers and Duties of the Treasurer. The Treasurer shall have the responsibility for the management of the funds and securities of the Corporation and shall perform all duties incident to the office of Treasurer, subject to the control of the Chairman of the Board, the President and the Board of Directors, and such other duties as from time to time may be assigned to him by the Chairman, the President or the Board of Directors.

         SECTION 9. Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, the Assistant Treasurer or, if there be more than one, the Assistant Treasurers in the order of their rank as fixed by the Board of Directors, shall perform all the duties of the Treasurer, and when so acting an Assistant Treasurer shall have all the powers of and be subject to all the restrictions upon the Treasurer. Every Assistant Treasurer shall also perform such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or by the Board of Directors.

         SECTION 10. Other Powers. The Chairman of the Board, the President or the Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or to sign any instrument in any capacity or to do any other act or to perform any other duties in the name of and on behalf of the Corporation as shall be permitted by law, and such authority may be general or confined to specific instances.

         SECTION 11. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the Corporation.

         SECTION 12. Bonds. The Board of Directors may require any officer, agent or employee of the Corporation to give security for the faithful, performance of his duties.


                                   ARTICLE IV

                                     SHARES

         SECTION 1. Certificates of Stock. Certificates for shares of the stock of the Corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be numbered in the order of their issue and shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and the seal of the Corporation shall be affixed thereto.

         SECTION 2. Transfer of Stock. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation and on surrender of the certificate or certificates for such shares. Every certificate surrendered to the Corporation shall be marked "canceled" with the date of cancellation, and no new certificate shall be issued in exchange therefor until the old certificate has been surrendered and cancelled. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, and no transfer of stock shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock book of the Corporation. The Board of Directors may make such additional rules and regulations as it may deem expedient, not inconsistent with these by-laws or with the organization certificate, concerning the issue and transfer of certificates for shares of the capital stock of the Corporation.


                                    ARTICLE V

                                OFFICES AND BOOKS

         SECTION 1. Offices. The principal office of the Corporation shall be at No. One State Street, in the Borough of Manhattan, in the City of New York, or at such other place within the State of New York as the Board of Directors may lawfully determine. The Board of Directors may from time to time and at any time establish other offices of the Corporation or branches of its business at whatever place or places within or without the United States of America as it may deem expedient and as permitted by law.

         SECTION 2. Books. There shall be kept at the principal office of the Corporation correct books of account of the business and transactions of the Corporation, a copy of these by-laws and the stock book of the Corporation.

         SECTION 3. Audit. The fiscal year of the Corporation shall commence on the first day of January in every year. At least once in every fiscal year there shall be an audit of the books and accounts of the Corporation, and of any corporations a majority of the stock of which the Corporation shall own, by public accountants of recognized standing, to be designated by the Board of Directors or by an Examining Committee of directors to be appointed by the Board.

         The Auditor shall make such examination of the accounts, records and transactions of the Corporation as may be required by the Board of Directors or the Examining Committee and he shall perform such other duties as are prescribed in an audit program to be approved by the Board. He shall be free to examine any department or section of the Corporation without previous officer consultation. He shall maintain a summary record of dates of completed audits, and shall make periodic comprehensive reports to the Board directly or through the Examining Committee, which shall include such suggestions and recommendations which he may consider it advisable to make.

                                   ARTICLE VI

                                  OTHER MATTERS

         SECTION 1. Corporate Seal. The seal of the Corporation shall be circular in form and shall bear the words and figures "New York, 1923" surrounded by the name of the Corporation.

         SECTION 2. Amendments. By-laws of the Corporation may be adopted, amended or repealed by vote of the holders of the shares at the time entitled to vote in the election of any directors. By-laws may also be adopted, amended or repealed by the Board of Directors (except that any amendment or repeal of Article II, Section 11 may only be made with the approval of at least one IBJ Designee), but any by-law adopted by the Board may be amended or repealed by the shareholders entitled to vote thereon as herein above provided.

         If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

                                    EXHIBIT 7


                       CONSOLIDATED REPORT OF CONDITION OF
                        IBJ SCHRODER BANK & TRUST COMPANY
                              OF NEW YORK, NEW YORK
                      AND FOREIGN AND DOMESTIC SUBSIDIARIES

                         REPORT AS OF DECEMBER 31, 1998

                                                                                                   DOLLAR AMOUNTS
                                                                                                    IN THOUSANDS
                                                                                                   --------------
                                     ASSETS

1.   Cash and balance due from depository institutions:
     a.  Non-interest-bearing balances and currency and coin                                       $    26,852
     b.  Interest-bearing balances                                                                 $    17,489

2.   Securities:
     a.  Held-to-maturity securities                                                               $       -0-
     b.  Available-for-sale securities                                                             $   207,069

3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries and in IBFs

     Federal Funds sold and Securities purchased under agreements to resell                        $    80,389

4. Loans and lease financing receivables:
     a.  Loans and leases, net of unearned income                                                  $ 2,033,599
     b.  LESS: Allowance for loan and lease losses                                                 $    62,853
     c.  LESS: Allocated transfer risk reserve                                                     $       -0-
     d.  Loans and leases, net of unearned income, allowance, and reserve                          $ 1,970,746

5.   Trading assets held in trading accounts                                                       $       848

6.   Premises and fixed assets (including capitalized leases)                                      $     1,583

7.   Other real estate owned                                                                       $       -0-

8.   Investments in unconsolidated subsidiaries and associated companies                           $       -0-

9.   Customers' liability to this bank on acceptances outstanding                                  $       340

10.  Intangible assets                                                                             $    11,840

11.  Other assets                                                                                  $    66,691

12.  TOTAL ASSETS                                                                                  $ 2,383,847

                                   LIABILITIES


13.  Deposits:
     a.  In domestic offices                                                                       $   804,562

     (1) Noninterest-bearing                                                                       $   168,822
     (2) Interest-bearing                                                                          $   635,740

     b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs                             $   885,076

     (1) Noninterest-bearing                                                                       $    16,554
     (2) Interest-bearing                                                                          $   868,522

14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

     Federal Funds purchased and Securities sold under agreements to repurchase                    $   225,000

15.  a.  Demand notes issued to the U.S. Treasury                                                  $       674

     b.  Trading Liabilities                                                                       $       560

16. Other borrowed money:
     a.  With a remaining maturity of one year or less                                             $    38,002
     b.  With a remaining maturity of more than one year                                           $     1,375
     c.  With a remaining maturity of more than three years                                        $     1,550

17. Not applicable.

18.  Bank's liability on acceptances executed and outstanding                                      $       340

19.  Subordinated notes and debentures                                                             $   100,000

20.  Other liabilities                                                                             $    74,502

21.  TOTAL LIABILITIES                                                                             $ 2,131,641

22.  Limited-life preferred stock and related surplus                                              $       N/A


                                 EQUITY CAPITAL


23.  Perpetual preferred stock and related surplus                                                 $       -0-

24.  Common stock                                                                                  $    28,958

25.  Surplus (exclude all surplus related to preferred stock)                                      $   210,319

26.  a.  Undivided profits and capital reserves                                                    $    11,655

     b.  Net unrealized gains (losses) on available-for-sale securities                            $     1,274

27.  Cumulative foreign currency translation adjustments                                           $       -0-

28.  TOTAL EQUITY CAPITAL                                                                          $   252,206

29.  TOTAL LIABILITIES AND EQUITY CAPITAL                                                          $ 2,383,847